Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186255

The information contained in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities or accept offers to buy these securities prior to the time this preliminary prospectus supplement is delivered in final form. This preliminary prospectus supplement with the accompanying prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where their offer or sale is not permitted.

Subject to completion, dated February 27, 2013

Preliminary prospectus supplement

To Prospectus dated January 28, 2013

$

Lexmark International, Inc.

    % Senior Notes due 20

Interest payable              and

Issue price:     %

We are offering $     aggregate principal amount of our     % senior notes due 20     , which we refer to as the “notes.”

The notes will mature on     , 20    . We will pay interest on the notes on     and     of each year, commencing on     , 2013.

We may redeem some or all of the notes at any time at a redemption price that includes a make-whole premium, as described under the caption “Description of the notes—Optional Redemption.” If a change of control triggering event occurs, we will be required to make an offer to repurchase the notes in cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the notes—Change of Control.”

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness.

Investing in the notes involves risks. You should carefully consider the risk factors beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Initial public offering price(1)		Underwriting discount		Proceeds, before expenses, to us
Per note		%		%		%

Total	$		$		$

(1)	Plus accrued interest, if any, from the date of original issuance.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters named below expect to deliver the notes to purchasers in book-entry form through The Depository Trust Company and its participants, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme on or about March     , 2013.

Joint Book-Running Managers

J.P. Morgan	Citigroup
February , 2013.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities other than the notes referred to herein. We are not making an offer to sell and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, or any information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than the date on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus supplement

Prospectus

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering of notes. Generally, the term “prospectus” refers to both parts combined. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein and the additional information described under the heading “Where you can find more information.”

If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated, or deemed to be incorporated, by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated, or deemed to be incorporated, by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where you can find more information” in this prospectus supplement and “Incorporation of certain information by reference” in the accompanying prospectus.

In this prospectus supplement, except as otherwise indicated herein, references to “Lexmark,” the “Company,” “we,” “us” or “our” refer to Lexmark International, Inc. and its consolidated subsidiaries and, in the context of the notes, “Lexmark,” the “Company,” “we,” “us” and “our” shall only refer to Lexmark International, Inc., the issuer of the notes. When we refer to “you” or “yours,” we mean the holders of the notes offered hereby.

S-ii

Forward-looking statements

We have included or incorporated by reference in this prospectus supplement and the accompanying prospectus statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, are forward-looking statements.

We base the forward-looking statements we make upon information that is currently available or management’s current expectations and beliefs concerning future developments and their potential effects upon us. These statements speak only as of the date of the statement and are subject to certain risks and uncertainties. We assume no obligation to update or revise any forward-looking statements contained or incorporated by reference herein to reflect any change in events, conditions or circumstances, or expectations with regard thereto, on which we base any such forward-looking statement, in whole or in part.

There can be no assurance that future developments affecting us will be those anticipated by management. Information regarding some of the important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in the section titled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 26, 2013 and incorporated in this prospectus supplement by reference.

We disclaim any obligation, other than as may be imposed by law, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. By means of this cautionary note, we intend to avail ourselves of the safe harbor from liability with respect to forward-looking statements that is provided by Section 27A and Section 21E referred to above.

S-iii

Offering summary

Our Business

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the “Risk factors” section beginning on page S-7 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing the notes.

We are a Delaware corporation and the surviving company of a merger between our former parent holding company, Lexmark International Group, Inc., and us consummated on July 1, 2000. Our former parent was formed in July 1990 in connection with the acquisition of IBM Information Products Corporation from International Business Machines Corporation. The acquisition was completed in March 1991. On November 15, 1995, our former parent completed its initial public offering of Class A Common Stock and our common stock now trades on the New York Stock Exchange under the symbol “LXK.”

We operate in the office printing and imaging, enterprise content management (“ECM”), business process management (“BPM”) document output management (“DOM”), intelligent data capture and search markets. We believe the total relevant distributed printing and imaging market opportunity approximated $70 billion in 2012, including printing hardware, supplies and related services. In 2012, the total relevant content and process management software market was approximately $10 billion, excluding related professional services. However, we believe the total addressable market is significantly larger due to relatively low penetration of content and process management software solutions worldwide.

We provide managed print services and make it easier for businesses of all sizes to improve their business processes by enabling them to capture, manage and access critical unstructured business information in the context of their business processes. We speed the movement and management of information between the paper and digital worlds. Since our inception in 1991, we have become a leading developer, manufacturer and supplier of printing, imaging, device management, managed print services, document workflow, and, more recently, business process and content management solutions. Our products include laser printers and multifunction devices, dot matrix printers and the associated supplies/solutions/services, as well as ECM, BPM, DOM, intelligent data capture, search and web-based document imaging and workflow software solutions and services. We develop and own most of the technology for our printing and imaging products, software related to managed print services, and content and process management solutions.

Revenue derived from international sales, including exports from the United States of America, accounts for approximately 55% of our consolidated revenue, with Europe, Middle East and Africa accounting for 35% of worldwide sales. Our products are principally sold through resellers, retailers and distributors in more than 170 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean. This geographic diversity offers us opportunities to participate in emerging markets, provides diversification to our revenue stream and operations to help offset geographic economic trends, and utilizes the technical and business expertise of a worldwide workforce.

Our principal executive offices are located at One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550, and our telephone number is (859) 232-2000.

Business Strategy

Our strategy is based on a business model of investing in technology to develop and sell printing and imaging and content and process management solutions, including printers, multifunction devices and software solutions with the objective of growing our installed base of hardware devices and software installations, which drives recurring printing supplies sales as well as software subscription, maintenance and services revenue. Supplies have been the primary profit engine of the business model. Supplies profit helps fund new technology investments in products, solutions, services and software. As we continue to increase our mix of managed print services and software solutions, management anticipates that annuity mix will increasingly include software and services, in addition to printing supplies. The acquisition of Perceptive Software, Inc. (“Perceptive Software”) in 2010 and our expansion through Pallas Athena, Brainware, Isys, Nolij and Acuo Technologies add to our traditional strength in providing document process solutions for specific industries and business processes. Management believes we have the following strengths related to this business model:

•

We are highly focused on delivering printing, imaging, and software solutions and services for specific industries and business processes in distributed environments, which we believe enables us to be responsive and flexible in meeting specific business customer needs;

•

We internally develop both monochrome and color laser printing technology. Our monochrome laser technology platform has historically allowed us to provide one of the best values in enterprise network printer-based products and also build unique capabilities into our products that enable us to offer customized printing and document workflow solutions. We also internally develop our print, content and process management software platforms and tools that enable us to provide leading edge managed print services and content and process management solutions;

•

Through Perceptive Software, we internally develop ECM, BPM, DOM, intelligent capture, search and healthcare specific medical imaging and vendor neutral archive software products and corresponding industry tailored solutions to help companies manage the lifecycle of their content and business processes all in the context of their existing enterprise applications. This combination of platform, product, and solutions integrates rapidly into a customer’s existing IT infrastructure and is easy to use, which drives user adoption and accelerates the customer’s process improvements; and

•

We have leveraged our technological capabilities and our commitment to flexibility and responsiveness to build strong relationships with large-account customers and channel partners, including distributors and value-added resellers. Our path-to-market includes industry-focused consultative sales and services teams that deliver unique and differentiated solutions to large accounts and channel partners that sell into our target industries.

We are focused on driving long-term performance by strategically investing in technology, hardware and software products and solutions to secure high value product installations and capture profitable supplies, software subscriptions, and maintenance and service annuities in document-intensive industries and business processes. Our printing and imaging strategy is to capture profitable supplies and services annuities generated from our monochrome and color laser printers and MFPs. Our software strategy is to deliver affordable industry and process specific workflow enhancing solutions through deep industry expertise and a broad content and process management software platform, in a model that is easy to integrate, use, and support.

The offering

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision.

Issuer	Lexmark International, Inc.

Notes Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity	, 20 .

Interest Payment Dates	and of each year, beginning on , 2013.

Ranking	The notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness.

Optional Redemption	We may redeem some or all of the notes at any time at a redemption price that includes a make-whole premium, as described under the caption “Description of the notes—Optional Redemption.”

Change of Control Repurchase Event

Upon the occurrence of a Change of Control Triggering Event, as defined in this prospectus supplement, we will be required to make an offer to repurchase the notes in cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the notes—Change of Control.”

Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustments from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the notes, as described under “Description of the notes—Interest Rate Adjustment.”

Certain Covenants	The indenture related to the notes will, among other items, limit our ability and our subsidiaries’ ability to create or incur certain liens, participate in sale and leaseback transactions and limit our ability to merge or consolidate and transfer or lease all or substantially all of our assets. See “Description of debt securities—Restrictive Covenants—Limitation on Liens,” “Description of debt securities—Restrictive Covenants—Limitation on Sale and Leaseback Transactions” and “Description of debt securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds to redeem our 5.90% Senior Notes due June 1, 2013, and for general corporate and other purposes. See “Use of proceeds.”

Risk Factors	Investing in the notes involves risks. You should carefully consider the risk factors beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference in this prospectus supplement.

Further Issuances	We may create and issue further notes ranking equally with the notes (in the same form and terms other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue); provided, however, that if the additional notes are not fungible for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers. Any additional notes and the notes will generally constitute a single series under the indenture.

Governing Law	State of New York.

Summary consolidated financial data

The following table sets forth summary consolidated financial information from our audited consolidated financial statements as of and for the fiscal years ended December 31, 2010, 2011 and 2012. You should read the summary consolidated financial data presented below in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 incorporated by reference in this prospectus supplement.

	Year ended December 31,
(dollars in millions)	2010	2011	2012

Statement of Earnings Data:
Revenue	$4,199.7	$4,173.0	$3,797.6
Cost of revenue	2,680.2	2,592.4	2,397.6

Gross profit	1,519.5	1,580.6	1,400.0

Research and development	369.0	374.5	372.7
Selling, general and administrative	701.2	761.2	804.1
Restructuring and related charges	2.4	2.0	36.1

Operating expense	1,072.6	1,137.7	1,212.9

Operating income	446.9	442.9	187.1
Interest (income) expense, net	26.3	29.9	29.6
Other (income) expense, net	(1.2)	(0.6)	(0.5)
Net impairment losses on securities	0.3	—	—

Earnings before income taxes	421.5	413.6	158.0
Provision for income taxes	81.5	92.7	51.7

Net earnings	$340.0	$320.9	$106.3

	As of December 31,
(dollars in millions)	2010	2011	2012

Statement of Financial Position Data:
Cash, cash equivalents and current marketable securities	$1,217.2	$1,149.4	$905.8
Working capital	1,023.3	1,085.5	478.5
Total assets	3,705.2	3,637.0	3,523.4
Total debt	649.1	649.3	649.6
Stockholders’ equity	1,394.3	1,391.7	1,281.2

Other Key Data:
Net cash from operations	$520.4	$391.0	$413.1
Capital expenditures	$161.2	$156.5	$162.2
Debt to total capital ratio(1)	32%	32%	34%

(1)	The debt to total capital ratio is computed by dividing total debt (which includes both short-term and long-term debt) by the sum of total debt and total stockholders’ equity.

Risk factors

You should carefully consider the risks described below and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. The events discussed in the risk factors below or in the documents incorporated by reference, may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

Risks Related to the Notes

The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness but below any secured indebtedness and effectively below the debt and other liabilities of our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances and does not restrict our subsidiaries from incurring any debt. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors, and if our subsidiaries incur debt, the notes will rank effectively below such debt. In the event of our bankruptcy, insolvency, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

Our ability to make scheduled payments of principal of, or to pay the interest or premium, if any, on, or to refinance, our indebtedness (including the notes), or to fund planned capital expenditures, acquisitions and other strategic initiatives will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under our revolving credit facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains negative covenants that apply to us and certain of our subsidiaries; however, the limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us and our subsidiaries to create, grant or incur liens or security interests with respect to financing construction or improvements of our properties or in connection with our receivables program, among others. See “Description of debt securities—Restrictive Covenants—Limitations on Liens” in the accompanying prospectus. In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.

Changes in our credit ratings may adversely affect the value of the notes.

The notes are expected to be rated Baa3, stable outlook by Moody’s Investors Service (“Moody’s”) and BBB-, stable outlook by Standard & Poor’s Ratings Services (“S&P”). Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events accompanied by a downgrade in our credit rating, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we will have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the notes—Change of Control.”

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely affect your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to noteholders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.

As described under “Description of the notes—Change of Control,” upon the occurrence of a Change of Control Triggering Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively affect the value of the notes, but which would not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity.

In addition, as described under “Description of the notes—Interest Rate Adjustment,” we will increase the interest rate payable on the notes upon the occurrence of certain events relating to the credit ratings assigned to the notes. While this provision is intended to compensate noteholders for a deterioration in the credit ratings assigned to the notes, the interest rate adjustment may not fully protect noteholders upon the occurrence of events or transactions that would result in a deterioration of the credit ratings assigned to the notes. Any such deterioration of the credit ratings assigned to the notes or to our credit ratings in general could adversely impact the trading prices of, and the liquidity of the market for, the notes and could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in indentures or other loan agreements governing the terms of any future indebtedness that we may incur.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse effect on your investment in the notes.

An active trading market for the notes may not develop.

There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the condition of the industry in which we operate generally, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;
•	outstanding amount of the notes;
•	our financial performance;
•	the condition of our industry;
•	our credit ratings with nationally recognized credit rating agencies;
•	the terms related to optional redemption of the notes; and
•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market making at any time without notice.

Risks Related to Our Business

We are subject to various risks as a result of the nature of our operations and the marketplace in which we operate. These risks are described in the section titled “Item 1A. Risk Factors” beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the notes. Before acquiring the notes, you should carefully consider these risks together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Ratio of earnings to fixed charges

	For the Year Ended December 31,
	2008	2009	2010	2011	2012
Ratio of Earnings to Fixed Charges(1)	8.0	4.6	8.9	8.7	4.2

(1)	In the computation of our ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges, less capitalized interest, plus amortization of capitalized interest. Fixed charges consist of interest expense excluding the benefit of capitalized interest and including a reasonable approximation of the interest component included in rental expense.

Use of proceeds

We expect the net proceeds from this offering of notes to be approximately $          million after deducting the underwriters’ discount and before deducting expenses relating to the offering. We intend to use a portion of the net proceeds to redeem our 5.90% Senior Notes due 2013, which mature on June 1, 2013. The remainder of the net proceeds will be added to our general corporate funds and may be used to repay other debt, finance capital expenditures and operating expenses, fund share repurchases, fund dividends, finance acquisitions and invest in any subsidiaries. Prior to such uses, the net proceeds will be invested in short term investments.

Capitalization

The following table shows our cash, cash equivalents and current marketable securities and total capitalization as of December 31, 2012 on both an actual and as adjusted basis. The as adjusted basis reflects the issuance of the notes and the receipt of the estimated net proceeds from the sale of the notes pursuant to this offer.

You should read this table in conjunction with the information set forth under “Use of proceeds” and “Offering summary—Summary consolidated financial data” appearing elsewhere in this prospectus supplement, and the financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2012
(dollars in millions)	Actual	As adjusted
Cash, cash equivalents and current marketable securities	$905.8	$

5.90% Senior Notes due 2013	$350.0		$350.0

Long-term debt
6.65% Senior Notes due 2018(1)	299.6		299.6
% Senior Notes due 20 offered hereby(2)	—
Total debt	649.6
Total stockholders’ equity	1,281.2		1,281.2

Total capitalization	$1,930.8

(1)	Represents $300.0 million of principal, net of unamortized discount of $0.4 million.

(2)	Represents $ million of principal, net of discount of $ .

Description of the notes

The notes are to be issued under an indenture to be dated as of March         , 2013, between the Company and Wilmington Trust, National Association, as trustee (the “Senior Indenture”), and a supplemental indenture to be dated as of March     , 2013 between the Company, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as initial paying agent and registrar (the “Supplemental Indenture”), which together set forth the terms of the notes offered hereby. We refer to the Senior Indenture and Supplemental Indenture together in this section as the Indenture. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture is available for inspection at the office of the trustee.

As used in this “Description of the notes,” the terms “the Company,” “we,” “our,” “us” and other similar references refer only to Lexmark International, Inc. and not to any of its subsidiaries.

General

The notes will be initially limited to $     aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on     , 20    .

The notes will bear interest at the annual rate set forth on the cover page of this prospectus supplement. Interest will be payable semiannually on          and          of each year, beginning                     , 2013. Interest on the notes will be paid to holders of record at the close of business on          or         , whether or not a business day, immediately before the applicable interest payment date. The amount of interest payable on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

If any interest payment date or the maturity date of the notes is not a business day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue as a result of such delay. The term “business day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Ranking

The notes will be our senior unsecured obligations and will rank equally with our other existing and future senior unsecured obligations.

The notes will be effectively subordinated to any secured obligations of ours to the extent of the value of the assets securing such obligations. The Indenture limits the amount of secured indebtedness that we or our subsidiaries may incur pursuant to the covenant described under “Description of debt securities—Restrictive Covenants—Limitation on Liens” in the accompanying prospectus. This covenant is subject to important exceptions described under such heading.

We conduct many of our operations through subsidiaries, which generate a substantial portion of our operating income and cash. Contractual provisions, laws or regulations, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain or receive cash from our subsidiaries in order to service our debt obligations, including making payments on the notes.

The notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. The Indenture does not limit the amount of debt that our subsidiaries are permitted to incur.

Further Issuances

We may, from time to time, without notice to or consent of the holders of the notes, increase the principal amount of the notes that may be issued under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes, including for purposes of voting, redemptions and offers to purchase, provided, however, that if the additional notes are not fungible for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers.

Optional Redemption

At any time and from time to time, the notes are redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus         basis points,

plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with us; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means any of J.P. Morgan Securities LLC and Citigroup Global Markets Inc. and their affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus two other primary U.S. Government securities dealers in The City of New York selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date for the notes, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the notes, we will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate; provided, however, that no notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). With respect to the notes, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

Except as described above, the Indenture does not contain provisions that permit holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If holders of not less than 95% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in an offer to repurchase the notes upon a Change of Control Triggering Event and we, or any third party making an offer to repurchase the notes upon a Change of Control Triggering Event in lieu of us, as described above, purchase all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all of the notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than to us or one of our Subsidiaries); (3) we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our voting stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; (4) the adoption of a plan relating to our liquidation or dissolution; or (5) the first day on which a majority of the members of our board of directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date the notes were issued, (2) was nominated for election to such board of directors with the approval of a committee of the board of directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our board of directors) and which is reasonably acceptable to the trustee as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the notes is lowered independently by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business or any successor thereto.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund

The notes will not be entitled to the benefit of any sinking fund.

Interest Rate Adjustment

The interest rate payable on the notes will be subject to adjustments from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the notes, in the manner described below.

If the rating from Moody’s of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage

Ba1	0.25%

Ba2	0.50%

Ba3	0.75%

B1 or below	1.00%

If the rating from S&P of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%

BB	0.50%

BB-	0.75%

B+ or below	1.00%

If at any time the interest rate on the notes has been adjusted upward and either Moody’s or S&P, as the case may be, subsequently increases its rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate payable on the notes on the date of their issuance plus the percentages set forth opposite the applicable ratings from the tables above in effect immediately following the increase. If Moody’s subsequently increases its rating of the notes to Baa3 or higher, and S&P increases its rating to BBB- or higher the interest rate on the notes will be decreased to the interest rate payable on the notes on the date of their issuance. In addition, the interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the notes become rated A3 and A- or higher by Moody’s and S&P, respectively (or one of these ratings if the notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes on the date of their issuance.

If either Moody’s or S&P ceases to provide a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

If the interest rate payable on the notes is increased as described above under “—Interest Rate Adjustment,” the term “interest,” as used in this prospectus supplement, will be deemed to include any such additional interest unless the context otherwise requires.

Events of Default

In addition to the events of default described under “Description of debt securities—Events of Default” in the accompanying prospectus, the following will constitute an event of default with respect to the notes:

•

a default or defaults under any debt security(s) or other evidence(s) of debt, or any agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any debt, of ours or any subsidiary, having a principal amount outstanding, individually or in the aggregate, of at least $100 million, and whether existing on or created after the date of the indenture, which default or defaults, individually or in the aggregate:

(a)	constitute a failure to pay at least $100 million of the principal of such debt when due (unless such default is waived or cured within 30 days after the expiration of any applicable grace period), or

(b)

have resulted in acceleration of any portion of such debt having an aggregate principal amount equal to or in excess of $100 million, in each case (a) and (b), without the overdue or accelerated portion of such debt having been discharged, or without such acceleration having been rescinded or annulled, within 30 days after written notice has been given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities, as provided in the indenture.

Notices

With respect to the notes, we and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the list of registered holders.

Satisfaction and Discharge

The Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Indenture with respect to the notes, when the following conditions have been satisfied:

•

all notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or on a redemption date within one year;

•

we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the Indenture; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

The Trustee

The trustee will be Wilmington Trust, National Association. Citibank, N.A. will be the initial paying agent and registrar for the notes.

The Indenture provides that, except during the continuance of an event of default under the Indenture, the trustee under the Indenture will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the Indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the Indenture will exercise such rights and powers vested in it under the Indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and provisions of the Trust Indenture Act incorporated by reference in the Indenture contain limitations on the rights of the trustee under such Indenture, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the Indenture is permitted to engage in other transactions. However, if the trustee under the Indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed and a successor trustee may be appointed.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Global Notes: Book-Entry System

Certain Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of The Depository Trust Company (“DTC”), Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”). The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Banking set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC. DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section l7A of the Exchange Act.

DTC was created to hold securities for its participants (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including some or all of the underwriters), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as Clearstream Luxembourg, Euroclear, banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

Clearstream Luxembourg provides Clearstream Luxembourg Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.

Links have been established among DTC, Clearstream Luxembourg and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream Luxembourg and Euroclear through the DTC accounts of their respective U.S. depositaries.

Book-Entry Procedures. We expect that, pursuant to procedures established by DTC:

•

upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in that global note; and

•

ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and by participants and indirect participants (with respect to the interests of Persons other than participants).

The laws of some jurisdictions may require that some purchasers of notes take physical delivery of those notes in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global note to those Persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of Persons who hold interests through participants, the ability of a Person holding a beneficial interest in a global note to pledge or transfer that interest to Persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical note in respect of that interest. So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the Indenture. Except as provided below, owners of beneficial interests in a global note (1) will not be entitled to have the notes represented by that global note registered in their names, (2) will not receive or be entitled to receive physical delivery of certificated notes, and (3) will not be considered the owners or holders of the notes represented by that beneficial interest under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Beneficial interests in the global notes may not be exchanged for certificated notes. However, if DTC notifies us that it is unwilling to be a depositary for the global notes or ceases to be a clearing agency or if we so elect or if there is an event of default under the notes, DTC will exchange the global notes for certificated notes which it will distribute to its participants.

Payments with respect to the principal of and interest on a global note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the Indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Luxembourg Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

Although we understand that DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal and interest with respect to certificated notes, if any, by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address.

Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg Participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg Participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Luxembourg Participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC’s settlement date.

None of Lexmark, any underwriter, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records.

Material U.S. federal income tax considerations

The following is a discussion of the material U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of the notes. This discussion applies only to investors who purchase the notes upon original issuance at their “issue price,” which will equal the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold the notes as capital assets for U.S. federal income tax purposes (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to an investor in light of its particular circumstances. For example, this discussion does not address:

•

tax consequences to investors that may be subject to special tax treatment, such as dealers in securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, banks or financial institutions, regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities, common trust funds, or insurance companies;

•	tax consequences to persons holding the notes as part of a hedging, constructive sale or conversion, straddle or other integration or risk reducing transaction;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to investors in the notes; or

•	any state, local or foreign tax consequences.

This discussion does not address the tax consequences resulting to an investor in the notes that is an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes or any investors or equity holders in such entities. The tax treatment of an investor in such an entity will generally depend upon the status of such investor and the activities of the partnership or other pass-through entity. An investor in notes that is a partnership or other pass-through entity for U.S. federal income tax purposes and partners, investors, members and other equity holders in such entities are urged to consult their tax advisors about the tax consequences relating to the purchase, ownership and disposition of the notes.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury Regulations promulgated thereunder, published rulings and judicial decisions as of the date of this prospectus supplement. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect. No advance tax ruling has been sought or obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences described below. If the IRS contests a conclusion set forth herein, no assurance can be given that an investor would ultimately prevail in a final determination by a court.

If an investor is considering a purchase of the notes, we encourage such investor to consult with its own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of the notes in light of its particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents);

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of Interest

It is expected and assumed for purposes of this discussion that the notes will be issued with no more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes and therefore will not be treated as being issued with OID. A U.S. holder will generally be taxed on the stated interest on the notes as ordinary income at the time any interest is paid or accrued in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Certain Contingent Payments or Additional Interest

We may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of the Notes—‘Optional Redemption’ and ‘Change of Control,’” and may be obligated to pay additional interest on the notes, as described under “Description of Notes—Interest Rate Adjustment.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies in the aggregate, as of the date of issuance, are remote or incidental or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. We intend to take the position that the foregoing contingencies will not cause the notes to be treated as contingent payment debt instruments. Our position is binding on an investor unless such investor discloses its contrary position in the manner required by applicable Treasury Regulations. However, our determination concerning the effect of these contingencies is inherently factual, and our position is not binding on the IRS. If the IRS were to successfully challenge this position, an investor might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat any gain realized on the taxable disposition of a note as ordinary interest income, rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Sale, Exchange or Redemption of the Notes

Upon the sale, taxable exchange or redemption of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and such U.S. holder’s adjusted tax basis in the note. The amount realized will not include any amount attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income. A U.S. holder’s tax basis in a note will generally equal the amount that the U.S. holder paid for the note.

The gain or loss recognized by a U.S. holder will generally be capital gain or loss and will generally be long-term capital gain or loss if at the time of the sale, exchange or redemption the U.S. holder’s holding period for the note is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Medicare Tax on Unearned Income

Certain U.S. holders that are individuals, estates, or trusts are required to pay an additional 3.8% tax on, among other things, interest (including accrual of OID) on and gains from the sale or other disposition of notes. If you are an individual, estate or trust you should consult your tax advisors regarding the effect, if any, of the Medicare tax on your ownership and disposition of the notes.

Non-U.S. Holders

The following summarizes the material U.S. federal income tax consequences to non-U.S. holders of the purchase, ownership and disposition of the notes. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note who or that is a foreign person (a nonresident alien, foreign corporation or other person that is not a United States person as defined in the Code and the Treasury Regulations promulgated under the Code) for U.S. federal income tax purposes, and not a partnership.

Special rules not discussed below may apply to certain non-U.S. holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies” and their shareholders. Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Taxation of Interest

Any payment to a non-U.S. holder of interest (“portfolio interest”) on the notes will be exempt from U.S. federal income and withholding tax, provided that:

•	the payment is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business;

•	the non-U.S. holder does not actually or constructively own 10% or more of the capital or profits interest in us;

•	the non-U.S. holder is not a controlled foreign corporation within the meaning of the Code that is directly or indirectly related to us through stock ownership; and

•

in all cases, (i) the non-U.S. holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (ii) the non-U.S. holder holds its notes through certain foreign intermediaries and such intermediary satisfies the certification requirements of applicable Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest on the notes will be subject to a 30% U.S. federal withholding tax unless the non-U.S. holder provides the person who would otherwise be required to withhold tax with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals, and to non-U.S. holders acting as (or holding notes through) intermediaries.

If a non-U.S. holder is engaged in a U.S. trade or business and interest on the notes is effectively connected with the conduct of such U.S. trade or business (and, if an income tax treaty applies, such interest is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder.), the non-U.S. holder will generally be taxed in the same manner as a U.S. holder, as described above. In this case, the non-U.S. holder will be exempt from the withholding tax on interest discussed above, although the non.U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

Sale, Exchange or Redemption of Notes

Any gain realized by a non-U.S. holder upon the sale, taxable exchange or redemption of the notes will generally not be subject to U.S. federal income tax or withholding tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder);

•

such gain represents accrued but unpaid interest not previously included in income and the non-U.S. holder does not meet the conditions for exemption from U.S. federal income and withholding tax, as described above; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or redemption, and certain other conditions are met.

If a non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange or redemption of a note, and certain other requirements are met, such non-U.S. holder will generally be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such realized gain, which may be offset by U.S.-source capital losses.

If a non-U.S. holder is engaged in a U.S. trade or business and gain on the notes is effectively connected with the conduct of such U.S. trade or business (and, if an income tax treaty applies, such gain is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder), the non-U.S. holder will be subject to U.S. federal income tax on such gain on a net-income basis generally in the same manner as if the non-U.S. holder were a U.S. holder, subject to any modification provided under an applicable income tax treaty. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business. For this purpose, gain will be included in the earnings and profits of such foreign corporation.

Backup Withholding Tax and Information Reporting

Information returns may be filed with the IRS in connection with the payments on the notes and the proceeds from the sale or other disposition of the notes. In addition, copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. holder resides.

A U.S. holder may be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from U.S. backup withholding.

A non-U.S. holder will generally not be subject to U.S. backup withholding on these payments provided that the non-U.S. holder provides the required certification that it is a non-U.S. holder and, in addition, the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined in the Code.

U.S. backup withholding is not an additional tax. The amount of any U.S. backup withholding from a payment will be allowed as a credit against the investor’s U.S. federal income tax liability and may entitle the investor to a refund, provided that the required information is timely furnished to the IRS.

Recent Legislative Developments Affecting Certain Holders

Under recent legislation known as the Foreign Account Tax Compliance Act, or “FATCA,” and the regulations promulgated thereunder, certain non-U.S. holders of notes (including intermediaries that are financial institutions, as defined therein) generally will be subject to U.S. federal withholding tax at a rate of 30% on payments on a note issued (or “deemed issued,” by virtue of a “significant modification”) after December 31, 2013, unless various U.S. information reporting and due diligence requirements have been satisfied. These requirements are different from, and in addition to, the certification requirements described above, and generally relate to ownership by U.S. persons of interests in or accounts with non-U.S. entities. FATCA is effective with respect to payments of interest after December 31, 2013 and payments of gross proceeds from a sale, exchange, redemption or other disposition of a note after December 31, 2016. FATCA will not apply to payments on the notes unless they are “significantly modified” after December 31, 2013.

If you are considering a purchase of the notes, we encourage you to consult your tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of the notes in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated February     , 2013, we have agreed to sell to the underwriters named below, for whom J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as representatives, the following respective principal amounts of the notes listed opposite their names below.

Principal amount of notes due 20

Underwriters
J.P. Morgan Securities LLC	$
Citigroup Global Markets Inc.	$

Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

We have been advised by the representatives of the underwriters that the underwriters propose initially to offer the notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less concessions not in excess of     % of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of     % of the principal amount of the notes on sales to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $            .

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 Prospectus Directive Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior written consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 Prospectus Directive Amending Directive, to the extent implemented by the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 Prospectus Directive Amending Directive means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Affiliates of certain underwriters participating in this offering, including affiliates of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., are participants in our $350 million five year revolving credit agreement that matures in 2017. In addition, we have previously entered into accelerated share repurchase agreements with affiliates of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., respectively.

In the ordinary course of their business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and/or their respective affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and/or their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov and from our website at http://www.lexmark.com.

The SEC allows us to incorporate by reference the information we file with the SEC in this prospectus supplement. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full herein. The information incorporated by reference is considered to be a part of this prospectus supplement and any information that we later file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 26, 2013; and

•	Our Current Reports on Form 8-K, filed with the SEC on January 2, 2013, February 4, 2013 and February 26, 2013.

You may request a copy of these filings, excluding exhibits, at no cost, by writing or telephoning us at the following address or phone number:

Lexmark International, Inc.

Attention: Investor Relations

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

Telephone Number: (859) 232-2000

Legal matters

Certain legal matters, including the validity of our notes offered by this prospectus supplement, will be passed upon for us by Thompson Hine LLP. Certain legal matters incident to the validity of the notes offered by this prospectus supplement will be passed upon for us by Robert J. Patton, Esq., our Vice President, General Counsel and Secretary. Mr. Patton beneficially owns shares of, and options to purchase shares of, our common stock. Certain legal matters, including the validity of the notes being offered by this prospectus supplement, will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Lexmark International, Inc.

Debt Securities

We may offer and sell from time to time, in one or more offerings, our debt securities. This prospectus describes the general terms of these debt securities and the general manner in which we will offer and sell them.

The specific terms and amounts of any debt securities and the specific manner for their offer and sale will be included in a prospectus supplement, which we will deliver together with this prospectus at the time of the sale. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any related prospectus supplement and the documents incorporated by reference herein and therein, if any, carefully before you invest in our debt securities. This prospectus may not be used to sell debt securities unless it is accompanied by a prospectus supplement.

We may sell the debt securities on a continuous or delayed basis directly, through underwriters, dealers or agents, as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. More information about the way we will distribute the debt securities is in the section titled “Plan of distribution.” The names of any underwriters, dealers or agents that will participate in a sale of debt securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

Investing in our securities involves risks. For a discussion of the risks you should consider before deciding to purchase these debt securities, please see the section titled “Risk factors,” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2013

i

References in this prospectus to “we,” “us,” the “Company,” the “Corporation” or “Lexmark” or other similar terms mean Lexmark International, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

About this prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you only with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those debt securities, including the plan of distribution. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the debt securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in the sections titled “Where you can find more information” and “Incorporation of certain information by reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where you can find more information.”

You should only rely on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we, nor any of our underwriters, dealers or agents, have authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities referred to in this prospectus and any accompanying prospectus supplement. We are not making an offer to sell and are not soliciting an offer to buy the debt securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus or any related prospectus supplement, or information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than the date on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

About us

We are a publicly traded Delaware corporation operating in the office imaging, enterprise content management (ECM), business process management (BPM), intelligent data capture and search markets. We provide managed print services and make it easier for businesses of all sizes to improve their business processes by enabling them to capture, manage and access critical unstructured business information in the context of their business processes. We speed the movement and management of information between the paper and digital worlds. Since our inception in 1991, we have become a leading developer, manufacturer and supplier of printing, imaging, device management, document workflow, and, more recently, business process and content management solutions. Our products include laser printers, inkjet printers, multifunction devices, dot matrix printers and the associated supplies/solutions/services, as well as ECM, BPM, intelligent data capture, search and web-based document imaging and workflow software solutions and services. We develop and own most of the technology for our laser and inkjet products, software related to managed print services, and ECM, BPM and intelligent data capture solutions. Our products are principally sold through resellers, retailers and distributors in more than 170 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean.

Our principal executive offices are located at One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550, and our telephone number is (859) 232-2000.

Our website is located at http://www.lexmark.com. We do not incorporate the information on our website in this prospectus and you should not consider it a part of this prospectus.

Risk factors

Investment in our debt securities involves risks. Before acquiring any debt securities offered pursuant to this prospectus, you should be aware of various risk factors, including, but not limited to, those discussed in the section titled “Item 1A. Risk Factors” beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2011, as they may be updated and modified periodically in our reports filed with the SEC. See “Incorporation of certain information by reference” for more information on these reports. The occurrence of any of these risks might cause you to lose all or part of your investment in our debt securities. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before deciding to invest in our debt securities.

Forward-looking statements

We have included or incorporated by reference in this prospectus, or may include or incorporate by reference in an accompanying prospectus supplement, statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, are forward-looking statements.

We base the forward-looking statements we make upon information that is currently available or management’s current expectations and beliefs concerning future developments and their potential effects upon us. These statements speak only as of the date of each such statement, and are subject to certain risks and uncertainties. We assume no obligation to update or revise any forward-looking statements contained or incorporated by reference herein to reflect any change in events, conditions or circumstances, or expectations with regard thereto, on which we base any such forward-looking statement, in whole or in part.

There can be no assurance that future developments affecting us will be those anticipated by management. Information regarding some of the important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in the section titled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012 and incorporated in this prospectus by reference.

We disclaim any obligation, other than as may be imposed by law, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. By means of this cautionary note, we intend to avail ourselves of the safe harbor from liability with respect to forward-looking statements that is provided by Section 27A and Section 21E referred to above.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	For the year ended December 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	16.1	8.0	4.6	8.9	8.7

In the computation of our ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges, less capitalized interest, plus amortization of capitalized interest. Fixed charges consist of interest expense excluding the benefit of capitalized interest and including a reasonable approximation of the interest component included in rental expense.

Use of proceeds

Unless we indicate otherwise in a prospectus supplement that accompanies this prospectus, the net proceeds from the sale of the debt securities will be added to our general corporate funds and may be used, including, without limitation, to repay debt, finance capital expenditures and operating expenses, fund share repurchases, fund dividends, finance acquisitions and invest in any subsidiaries. Before we use the proceeds for these purposes, we may invest them in short-term investments.

Description of debt securities

This section describes some of the general terms of the debt securities that we may offer to sell from time to time. A prospectus supplement will describe the particular terms of any debt securities we are offering. A prospectus supplement also will indicate the extent, if any, to which these general terms may not apply to the debt securities being offered. If you would like more information on these terms, you may review the form of indenture that is filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part that we have filed with the SEC. See the section titled “Where you can find more information.”

We may issue the debt securities under one or more indentures between us and Citibank, N.A., as Trustee, each dated as of a date on or before the issuance of the debt securities to which it relates. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any indenture and the debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms. You should refer to the specific provisions of the applicable indenture for a complete statement of the provisions of such indenture and the related debt securities.

Unless we specify otherwise in the applicable prospectus supplement, such indenture will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time.

For purposes of this section titled “Description of debt securities,” “we,” “us” and “our” refer to Lexmark International, Inc. and not to any of our subsidiaries. When we refer to “Section,” we mean Sections in the indenture.

General

The debt securities will be general unsecured obligations of Lexmark International, Inc. The debt securities will have the same rank as all of our other unsecured, unsubordinated debt.

The indenture does not limit the amount of other debt that we may issue. We may issue other debt securities at various times in different series, each of which may have different terms.

A prospectus supplement relating to the particular debt securities we are offering will include the following information concerning those debt securities:

•	The offering price of the debt securities.

•	The title of the debt securities.

•	The total principal amount of the debt securities, and whether we may treat a subsequent offering of debt securities as a part of the same series as the original series.

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The date on which the principal will be paid, any rights we may have to extend the maturity of the debt securities and any rights the holders may have to require payment of the debt securities at any time.

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The interest rate on the debt securities (including any original issue discount). We may specify a fixed rate or a variable rate, or a rate to be determined under procedures we will describe in the prospectus supplement, and the interest rate may be subject to adjustment.

•	The dates on which we will pay interest on the debt securities and the regular record dates for determining the holders who are entitled to receive the interest payments.

•	Where payments on the debt securities will be made, if it is other than the office mentioned under the section titled “Payments on Debt Securities; Transfers” below.

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If applicable, the prices at which we may redeem all or a part of the debt securities and the time periods during which we may make the redemptions. The redemptions may be made under a sinking fund or otherwise.

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Any obligation we may have to redeem, purchase or repay any of the debt securities under a sinking fund or otherwise or at the option of the holder, and the prices, time periods and other terms which would apply.

•	Any additional Events of Default or covenants that will apply to the debt securities.

•	The amounts we would be required to pay if the maturity of the debt securities is accelerated, if it is less than the principal amount.

•	If we will make payments on the debt securities in any currency other than U.S. dollars, the currencies in which we will make the payments.

•	If applicable, the terms under which we or a holder may elect that payments on the debt securities be made in a currency other than U.S. dollars.

•	If amounts payable on the debt securities may be determined by a currency or other index, information on how the payments will be determined.

•	Any other special terms that may apply to the debt securities.

Form and Denomination

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing the entire issuance of debt securities. Certificated debt securities in definitive form and global debt securities will be issued in registered form. Definitive debt securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest payments, you or your nominee must physically deliver the debt securities to the Trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depository or its nominee as the owner of the debt securities represented by such global debt securities. The depository maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities as being held in an account maintained by a broker/dealer, bank, trust company or other institution that participates in the depository’s system and holds such interest on behalf of the investor or another Person who holds such interest on behalf of the investor, as we explain more fully below.

The debt securities will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Debt securities will be issued at the closing of the offering of the debt securities only against payment in immediately available funds.

Global Debt Securities

We may issue the debt securities in the form of one or more fully registered global debt securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement, and registered in the name of that depository or nominee. In those cases, one or more registered global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the debt securities to be represented by registered global debt securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole by and among the depository, its nominees or any successor to the depository or its nominee.

Ownership of beneficial interests in a registered global debt security will be limited to Persons, called participants, that have accounts with the depository or Persons that may hold interests through participants. Upon the issuance of a registered global debt security, the depository will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by each such participant. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global debt security will be shown only on, and the transfer of ownership interests will be effected only through, records maintained by the applicable depository, with respect to interests of participants, and on the records of participants, with respect to interests of Persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global debt securities.

So long as the applicable depository, or its nominee, is the registered owner of a registered global debt security, such depository or its nominee, as the case may be, will be considered the sole owner of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global debt security will not be entitled to have the debt securities represented by the registered global debt security registered in their own names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners of the debt securities under the indenture. Accordingly, each Person owning a beneficial interest in a registered global debt security must rely on the procedures of the applicable depository for that registered global debt security and, if that Person is not a participant, on the procedures of the participant through which the Person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give any notice or consent or take any action that a holder is entitled to give or take under the indenture, the applicable depository for the registered global debt securities would authorize the participants holding the relevant beneficial interest to give that notice or consent or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global debt security registered in the name of a depository or its nominee will be made to the applicable depository or its nominee, as the case may be, as the registered owner of the registered global debt security. None of us, the Trustee or any other agent of ours or the Trustee will have any responsibility or liability for any payment made on a registered global debt security after that payment is made to the applicable depository or its nominee, including any payment made by the applicable depository or any participant on account of beneficial ownership interests in the registered global debt security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the applicable depository for any of the debt securities represented by a registered global debt security, upon receipt of any payment with respect to the registered global debt security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global debt security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in a registered global debt security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the applicable depository for any of the debt securities represented by a registered global debt security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, or an Event of Default has occurred and is continuing with respect to that debt security, we may issue debt securities in definitive form in exchange for the registered global debt security that had been held by such depository. In addition, we may at any time and in our sole discretion decide not to have any debt securities represented by one or more registered global debt securities. If we make that decision, we will issue debt securities in definitive form in exchange for all of the registered global debt securities representing those debt securities. Any debt securities issued in definitive form in exchange for a registered global debt security will be registered in the name or names that the applicable depository gives to the Trustee or other agent. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global debt security that had been held by the applicable depository.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through the applicable depository, which initially will be The Depository Trust Company (“DTC”) unless the prospectus supplement provides otherwise, must comply with the rules and procedures of that system. The applicable depository could change its rules and procedures at any time. We have no control over DTC or its participants and we take no responsibility for their activities.

Payments on Debt Securities; Transfers

We will make any interest payments that are due on an interest payment date on the debt securities to the Persons in whose names the debt securities are registered at the close of business on the record date for those interest payments. We will make principal payments to the registered holders against surrender of the debt securities, and we will make any other interest payments due at maturity to the Persons entitled to receive principal payments. As explained above under “—Global Debt Securities,” DTC or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

Unless we indicate otherwise in the prospectus supplement, we will make payments on the debt securities at the Trustee’s office. Transfers of debt securities can be made at the same office.

Restrictive Covenants

Limitation on Liens

Under the indenture, we may not incur, or permit any Subsidiary to incur, any Lien on property or assets owned on or acquired after the date of the indenture to secure Debt without making, or causing the Subsidiary to make, effective provision for securing the debt securities (and, if we want, any other Debt that is not subordinated) (a) equally and ratably with such Debt as to such property or assets for as long as such Debt will be so secured or (b) in the event such Debt is subordinated in right of payment to the debt securities, prior to such Debt as to such property for as long as such Debt will be so secured.

The foregoing restrictions will not apply to:

(1) Liens securing only the debt securities;

(2) any Lien existing on the date of the indenture;

(3) Liens in favor of only one or more of us or our Subsidiaries securing our Debt to a Subsidiary or of a Subsidiary to us or to another Subsidiary;

(4) any Lien on property of a Person existing immediately prior to the time such Person is acquired, or merged with or into or consolidated with us or any of our Subsidiaries (provided that such Lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such transaction);

(5) any Lien on property existing immediately prior to the time of acquisition thereof (provided that such Lien is not incurred in anticipation of such acquisition and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such acquisition);

(6) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price of, or the cost of construction on or improvement of, the property subject to such Liens, provided, however, that (1) the principal amount of any Debt secured by such a Lien does not exceed 100% of such price or cost, (2) such Lien does not extend to or cover any property other than such item of property and any improvements on such item, and (3) such Lien must be created no later than 12 months after such purchase or the completion of such construction or installation of such improvements;

(7) any Lien that may be deemed to arise from a Permitted Receivables Financing;

(8) any Lien incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, industrial revenue bonds and similar financings;

(9) any mechanics’, warehousemen’s, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;

(10) any Lien for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(11) any Lien arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

(12) any landlord’s Lien on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(13) any Lien arising by reason of deposits necessary to qualify us or a Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligation on surety or appeal bonds;

(14) any Lien incurred in the normal course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with good faith bids, tenders and deposits;

(15) any Lien in favor of any bank on property or assets held in the ordinary course of business in accounts maintained with such bank in connection with treasury, depositary and cash management services or automated clearing house transfers of funds;

(16) any Lien on all goods held for sale on consignment;

(17) any Lien created by a lease, which under GAAP as in effect as of the date of the indenture would be characterized as an operating lease, whether entered into before or after the date of the indenture;

(18) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses, provided, in the case of a Lien permitted under clauses (4), (5) or (6), as long as such Lien does not extend to any other property and the Debt so secured is not increased except for increases in the amount of interest, premiums or fees and associated costs payable in connection with such extensions, renewals, refinancings or refundings.

In addition to the foregoing, we and our Subsidiaries may, without equally and ratably securing the debt securities, incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction if, after giving effect thereto, the sum of: (a) the amount of all Debt secured by all Liens incurred on or after the date of the indenture and otherwise prohibited by the indenture and (b) the Attributable Value of Sale and Leaseback Transactions entered into on or after the date of the indenture and otherwise prohibited by the indenture does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions

We will not enter into, and will not permit any Subsidiary to enter into, any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless:

(1) we or the Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions described in the last paragraph under “—Limitation on Liens” without equally and ratably securing the debt securities;

(2) we or a Subsidiary of ours apply, within 270 days after the related Sale Transaction, an amount equal to the Net Available Proceeds of such Sale Transaction to the redemption of debt securities or other debt that ranks equally with the debt securities in right of payment; or

(3) the transaction is solely between us and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries but only for as long as such Subsidiaries are Wholly Owned Subsidiaries.

Consolidation, Merger and Sale of Assets

We will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with us, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) our assets substantially as an entirety (determined on a consolidated basis with respect to us and our Subsidiaries taken as a whole) to any Person, unless (a) either (1) we are the continuing Person or (2) the continuing Person is a corporation, partnership, trust, limited liability company or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to the debt securities, shall have occurred and be continuing, (c) if, as a result of the transaction, our property or the property of any of our Subsidiaries would become subject to a Lien, the incurrence of which would not be permitted under the limitation on Liens described above under “—Restrictive Covenants—Limitation on Liens,” we or the continuing Person, as the case may be, take such steps as are necessary to cause the debt securities to be secured equally and ratably with (or prior to) the Debt secured by such Lien as provided in such limitation, and (d) certain other conditions set forth in the indenture are met.

Events of Default

Each of the following will constitute an Event of Default under the indenture with respect to the debt securities:

(1) our failure to pay principal of or any premium on any debt security when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(2) our failure to pay any interest on any debt security when it becomes due and payable and the continuance of any such failure for 30 days;

(3) failure to perform any other covenant of ours in the indenture and the continuance of any such failure for 90 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities, as provided in the indenture; and

(4) certain events in bankruptcy, insolvency or reorganization of us.

If an Event of Default (other than an Event of Default described in clause (4) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of (together with accrued interest on) all the debt securities to be due and payable immediately. If an Event of Default described in clause (4) above shall occur, the principal amount of (together with accrued interest on) all the debt securities will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities,

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request of, and such holder or holders have offered reasonable indemnity to, the Trustee to institute such proceeding as trustee, and

(3) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities a direction inconsistent with such request, within 90 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security (after giving effect to any applicable grace period specified in the indenture).

Pursuant to the Trust Indenture Act of 1939, as amended (the “TIA”), we will furnish to the Trustee, at least annually, a certificate from our principal financial officer or principal accounting officer as to our compliance with the terms of the indenture and, upon our becoming aware of any Event of Default, a statement specifying such Event of Default and what action we are taking or propose to take with respect thereto.

Certain Definitions

The indenture will include, among others, the following definitions:

“Attributable Value” means, as to any lease under which any Person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Attributable Value” means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation will be deemed to be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Consolidated Net Tangible Assets” means all assets, less (a) all current liabilities (excluding any indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent consolidated balance sheet which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), (b) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements, organizational expenses and other like intangibles, (c) all unamortized Debt discount and expense, and (d) all proper reserves, including all reserves for depreciation, obsolescence, depletion and amortization of properties, after eliminating inter-company items and including appropriate deductions for any minority interest, as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” means (without duplication), with respect to any Person, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (e) every Capital Lease Obligation of such Person, and (f) all Guaranties by such Person of every obligation of the type referred to in clauses (a) through (e) of another Person.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and includes any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that a Guaranty by any Person will not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance, easement or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Available Proceeds” from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any consideration received in the form of assumption of Debt or other obligations of others or received in any other non-cash form) therefrom by such Person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (b) all payments made by such Person or its Subsidiaries on any Debt that is secured by a Lien on the property or assets so disposed of in accordance with the terms of such Lien or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction, or by applicable law, be repaid out of the proceeds from such Sale Transaction, and (c) all distributions and other payments made to third parties (other than Subsidiaries of the Person making the distribution or other payment) in respect of minority or joint venture interests as a result of such Sale Transaction.

“Permitted Receivables Financing” means (i) any customary “factoring” program which involves the transfer or sale without recourse (other than customary limited recourse, if any) of accounts receivables and related assets and rights and (ii) any other customary program for financing based solely on the grant of security interests on our or our Subsidiaries’ accounts receivables (and the proceeds thereof and related agreements and security customary for accounts receivable financings) and which involves the transfer or sale without recourse (other than customary limited recourse) of such accounts receivables to a Permitted Receivables Vehicle and transfers or sales of interests in such accounts receivables to the parties providing such financing, so long as, solely in the case of a program described under the preceding clause (ii), all cash advances to Permitted Receivables Vehicles pursuant to all such programs from the Persons providing such financings do not exceed $400 million at any one time.

“Permitted Receivables Vehicle” means Lexmark Receivables Corporation, a Delaware corporation, or any other Person established as a “bankruptcy remote” Subsidiary (whether direct or indirect) of ours for the purpose of acquiring and selling or transferring or granting security interests in accounts receivable under any Permitted Receivables Financing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold, conveyed, transferred or otherwise disposed of by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets. The stated maturity of such arrangement will be deemed to be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Sale Transaction” means any sale, conveyance, transfer or other disposition of the kind referred to in the first sentence of the definition of “Sale and Leaseback Transaction.”

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which more than 50% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. Unless otherwise indicated, any reference to a Subsidiary means our Subsidiary.

“Wholly Owned Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which 100% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person. Unless otherwise indicated, any reference to a Wholly Owned Subsidiary means our Wholly Owned Subsidiary.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants, applied to the debt securities.

Defeasance and Discharge

The indenture will provide that, upon our exercise of our option to have the provisions relating to defeasance and discharge applied to the outstanding debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain paying agents and to hold monies for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such debt securities on their stated maturity in accordance with the terms of the indenture and the debt securities. Such defeasance and discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The indenture will provide that, upon our exercise of our option to have provisions relating to defeasance of certain covenants applied to the outstanding debt securities, we may omit to comply with some restrictive covenants, including those described above under “—Restrictive Covenants,” and such omission will be deemed not to be an Event of Default with respect to the debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such debt securities on their stated maturity in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to the outstanding debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at their stated maturity but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Modification and Waiver

We may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest on, any debt security;

(2) reduce the principal amount of, or interest or premium, if any, on, any debt security;

(3) adversely affect any right of repayment at the holder’s option;

(4) change the place or currency of payment of principal of, or interest or premium, if any, on, any debt security;

(5) modify the debt securities to subordinate the debt securities to other indebtedness;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(7) reduce the percentage of aggregate principal amount of outstanding debt securities necessary to modify or amend the indenture; or

(8) reduce the percentage of aggregate principal amount of outstanding debt securities necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain past defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may waive any past default under the indenture, except a default in the payment of principal or interest that has not been cured. We may amend or supplement the indenture without notice to or the consent of any holder, in order, among other things:

(1) to cure any ambiguity, defect or inconsistency in the indenture, provided that such amendments or supplements shall not adversely affect the interests of the holders;

(2) to comply with any requirements of the SEC in connection with the qualification of the indenture under the TIA;

(3) to evidence and provide for the acceptance of appointments under the indenture with respect to the debt securities by a successor Trustee;

(4) to make any change that does not adversely affect the interests of the holders; and

(5) to secure the debt securities.

Plan of distribution

We may sell the debt securities offered pursuant to the applicable prospectus supplement to or through one or more underwriters or dealers, directly to other purchasers or through agents, or through a combination of any such methods of sale. These firms may also act as our agents in the sale of the debt securities.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of our and/or their business.

We may distribute the debt securities at different times in one or more transactions. We may sell the debt securities at fixed prices, which are subject to change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the offer or sale of the debt securities, or if other material changes are made in the plan of distribution of the debt securities, a prospectus supplement will be filed, if necessary, under the Securities Act, disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of the debt securities and other material terms and conditions of the underwriting will be set forth in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the debt securities, underwriters may receive compensation from us or from purchasers of the debt securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act. Discounts or commissions they receive and any profit on their resale of the debt securities may be considered underwriting discounts and commissions under the Securities Act.

Each time we offer securities, a prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the debt securities against certain liabilities, including liabilities under the Securities Act.

We may authorize dealers or other Persons who act as our agents to solicit offers by certain institutions to purchase the debt securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any debt securities, we will indicate that in the prospectus supplement. In connection with any offering of the debt securities, the underwriter may purchase and sell the debt securities in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the debt securities in excess of the principal amount of the debt securities to be purchased by the underwriter in the offering, which creates a short position for the underwriter. Covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids on or purchases of the debt securities made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Any of these activities may cause the price of the debt securities to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

We do not, and the underwriters will not, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of the debt securities. In addition, we do not make, and the underwriters will not make, any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The debt securities are all new issues of securities with no established trading market. We do not intend to apply for listing of the debt securities on any national securities exchange. We cannot give any assurance as to the liquidity of any trading market for the debt securities.

Where you can find more information

This prospectus is part of a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus does not contain all of the information in the registration statement. We refer you to the registration statement and its exhibits for further information about us and the debt securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http:// sec.gov and from our website at http://investor.lexmark.com. Our Corporate Governance Principles, our Code of Business Conduct and our committee charters are also available on our website at http://investor.lexmark.com. However, the information on our website does not constitute a part of this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “LXK” and we are required to file reports, proxy statements and other information with The New York Stock Exchange. You may read any document we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20  Broad Street, New York, New York 10005.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with the SEC in this prospectus. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference is considered to be a part of this prospectus and any information that we later file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 9, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 8, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed with the SEC on November 7, 2012; and

•

Our Current Reports on Form 8-K, filed with the SEC on January 23, 2012, February 3, 2012, February 28, 2012, March 5, 2012, March 19, 2012, April 26, 2012, May 2, 2012, July 30, 2012, August 28, 2012, September 4, 2012, October 2, 2012 and January 2, 2013, and Item 2.05 of the January 31, 2012 Current Report on Form 8-K.

You may request a copy of these filings, excluding exhibits, at no cost, by writing or telephoning us at the following address or phone number:

Lexmark International, Inc.

Attention: Investor Relations

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

Telephone Number: (859) 232-2000

Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

Validity of debt securities

Unless otherwise specified in a prospectus supplement, the validity of the debt securities will be passed upon for us by Thompson Hine LLP. In connection with particular offerings of debt securities in the future, the validity of those debt securities also may be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.